STATEMENT OF CHIEF FINANCIAL OFFICER OF
                              GOLD KIST INC.
                    PURSUANT TO 18 U.S.C. SECTION 1350,
                          AS ADOPTED PURSUANT TO
                   906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the quarterly report of Gold Kist Inc. (the "Company") on Form 10-Q for the quarter ended March 29, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stephen O. West, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Stephen O. West
Stephen O. West
Chief Financial Officer
Date:  May 12, 2003


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